[LETTERHEAD OF DELOITTE & TOUCHE]





Zemex Corporation
Canada Trust Tower, BCE Place
161 Bay Street, Suite 3750,
Toronto, Ontario
M5J 2S1

Dear Sirs:

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zemex Corporation of our Auditors' Reports dated February 6, 1998 except for Note 18(ii) as to which the date is February 24, 1998, and except for Note 20 as to which the date is November 6, 1998, included in the Zemex Corporation Form 10-K and Form 10-K/A-1 for the fiscal year ended December 31, 1997.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
March 16, 1999